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                                                                  Exhibit 5

October 24, 1997

Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey 07007

Ladies and Gentlemen:

We have acted as counsel to Prime Hospitality Corp., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of 6,513,292 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") in connection with the proposed merger of PH Sub Corporation, a wholly owned subsidiary of the Company, with and into Homegate Hospitality, Inc. ("Homegate"), a corporation organized under the laws of the State of Delaware.

We have examined copies of the certificate of incorporation and by-laws of the Company, and the amendments thereto, the Registration Statement, all resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that the Shares, when duly issued in exchange for the shares of common stock, par value $0.01 of Homegate as described in the Registration Statement, will be duly authorized, validly, issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy
Statement-Prospectus included as part of the Registration Statement.


Very truly yours,


/s/ Willkie Farr & Gallagher